Exhibit 3.4

Ross Miller
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
/s/ Ross Miller	20080569531-49
Ross Miller	Filing Date an Time
Secretary of State	08/27/2008 8:00 AM
State of Nevada	Entity Number
C22490-1997

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Hybid Hospitality, Inc.

2. The articles have been amended as follows:

Article 1: The name of the Corporation shall be "Mod Hospitality, Inc."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:70.8%

4. Effective date of filing:

5. Signature

/s/ Frederic Richardson
Signature of Officer

HYBID HOSPITALITY, INC.
UNANIMOUS CONSENT IN LIEU OF
SPECIAL MEETING OF DIRECTORS

The undersigned, being the sole Directors of Hybid Hospitality, Inc. hereby execute this written consent to action, as provided by Nevada Corporation Law and the applicable provisions of the corporate Bylaws, in lieu of a formal meeting. The undersigned hereby waives, pursuant to Nevada Corporation Law and the applicable provisions of the corporate Bylaws, all requirements of notice, including notice of purpose, whether contained in the Nevada Constitution, the Nevada Corporation Law, or the Bylaws of this corporation, and as of August 26, 2008 adopts the following resolutions:

RESOLVED, that the Articles of Incorporation shall be amended such that the name of the corporation shall now be "Mod Hospitality, Inc."

RESOLVED FURTHER, that no other aspect of the Articles of Incorporation be altered, changed or amended other than as contained herein;

RESOLVED FURTHER, that whereas this Plan may require approval by a majority in voting power of the shareholders, the Plan is hereby recommended to the shareholders for approval and is submitted to them;

RESOLVED, it is in the best interests of the corporation to engage in this resolution;

RESOLVED FURTHER, that the officers of this corporation be and hereby are authorized, directed, and empowered to do any act necessary or desirable to effectuate the foregoing resolutions and to negotiate, execute, seal, acknowledge, deliver and/or file any documents, instruments, or other writings necessary or desirable to effectuate the foregoing resolutions, all such acts and writings being hereby ratified, confirmed, and adopted.

/s/ Frederic Richardson	/s/ Adrienne Venson
Frederick Richardson, Director	Adrienne Venson, Director

/s/ Sarah Jackson	/s/ Linda Russell
Sarah Jackson, Director	Linda Russell, Director

/s/ Mark T. Johnson	/s/ Marc D. Manoff
Mark T. Johnson, Director	Marc D. Manoff, Director

HYBID HOSPITALITY, INC.
CONSENT TO ACTION BY MAJORITY IN INTEREST
IN LIEU OF SPECIAL MEETING OF STOCKHOLDERS

The undersigned, being the owner of a majority of the voting power of the capital stock of Hybid Hospitality, Inc. hereby executes this written consent to action in lieu of a formal meeting per Nevada Corporate Law and the Corporate By-Laws. The undersigned hereby waives all requirements of notice, including notice of purpose, per Nevada Corporation Law, and adopts the following resolutions as of August 26, 2008:

WHEREAS, the Board of Directors has recommended a Plan for amending the Articles of Incorporation, and changing the name of the corporation to "Mod Hospitality, Inc."

RESOLVED, that this Plan hereby approved;

RESOLVED FURTHER, that no other aspect of the Articles of Incorporation be altered, changed or amended other than as contained herein;

RESOLVED FURTHER, it is in the best interests of the corporation to engage in this resolution;

RESOLVED FURTHER, that the officers of this corporation be and hereby are authorized, directed, and empowered to do any act necessary or desirable to effectuate the foregoing resolutions and to negotiate, execute, seal, acknowledge, deliver and/or file any documents, instruments, or other writings necessary or desirable to effectuate the foregoing resolutions, all such acts and writings being hereby ratified, confirmed, and adopted.

EAST COAST REALTY VENTURES, LLC

By: /s/ Frederic Richardson
Frederic Richardson (Majority Voting Interest)